Exhibit 99.2

CSX Corp. Announces Second Quarter 2024 Results

JACKSONVILLE, Fla. – August 5, 2024 – CSX Corp. (NASDAQ: CSX) today announced second quarter 2024 operating income of $1.45 billion compared to $1.47 billion in the prior year period. Net earnings were $963 million, or $0.49 per diluted share, compared to $984 million, or $0.49 per diluted share, in the same period last year. Total volume of 1.58 million units for the quarter was 2% higher compared to second quarter 2023.

“CSX remained focused on efficiently serving our customers over the second quarter, allowing us to deliver strong sequential increases in volume, operating income, margin, and earnings per share,” said Joe Hinrichs, president and chief executive officer. “I am proud of our railroad’s performance, including our team’s effective response to the disruptions at the Port of Baltimore. As we continue to execute through shifting markets, CSX is well-positioned to achieve solid year-over-year margin expansion over the remainder of 2024.”

Second Quarter Financial Highlights1
•Revenue totaled $3.70 billion for the quarter, which was flat year-over-year as the positive effects of merchandise pricing gains and growth in intermodal and merchandise volume were offset by declines in export coal prices, a reduction in other revenue, and lower fuel surcharge.

•Operating income of $1.45 billion decreased 1% compared to the same period in 2023 while increasing 8% from Q1 2024. CSX’s operating margin was 39.1% for the quarter, declining 50 basis points year-over-year but increasing 280 basis points sequentially.

•Diluted EPS of $0.49 was flat compared to the prior year but increased 9% compared to the previous quarter.

CSX executives will conduct a conference call with the investment community this afternoon, August 5, at 4:30 p.m. Eastern Time. Investors, media and the public may listen to the conference call by dialing 1-888-510-2008. For callers outside the U.S., dial 1-646-960-0306. Participants should dial in 10 minutes prior to the call and enter in 3368220 as the passcode.

In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, a webcast replay of the presentation will be archived on the company website.

This earnings announcement, as well as additional detailed financial information, is contained in the CSX Quarterly Financial Report available through the company’s website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission.

1Year-over-year and sequential comparisons for operating income and earnings per share utilize revised financial results for past periods, as described in the notes of our quarterly financial report.

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900	INVESTOR RELATIONS
Consolidated Financial Statements...….p. 3	read in conjunction with the	Jacksonville, FL 32202	Matthew Korn, CFA
Operating Statistics...............................p. 12	Company’s most recent	www.csx.com	(904) 366-4515
Non-GAAP Measures...........................p. 14	Annual Report on Form 10-K,		MEDIA
	Quarterly Reports on Form 10-Q, and		Bryan Tucker
	any Current Reports on Form 8-K.		(855) 955-6397

About CSX and its Disclosures
CSX, based in Jacksonville, Florida, is a premier transportation company. It provides rail, intermodal and rail-to-truck transload services and solutions to customers across a broad array of markets, including energy, industrial, construction, agricultural, and consumer products. For nearly 200 years, CSX has played a critical role in the nation's economic expansion and industrial development. Its network connects every major metropolitan area in the eastern United States, where nearly two-thirds of the nation's population resides. It also links more than 240 short-line railroads and more than 70 ocean, river and lake ports with major population centers and farming towns alike.

This announcement, as well as additional financial information, is available on the company's website at http://investors.csx.com. CSX also uses social media channels to communicate information about the company. Although social media channels are not intended to be the primary method of disclosure for material information, it is possible that certain information CSX posts on social media could be deemed to be material. Therefore, we encourage investors, the media, and others interested in the company to review the information we post on X, formerly known as Twitter, (http://twitter.com/CSX) and on Facebook (http://www.facebook.com/OfficialCSX). The social media channels used by CSX may be updated from time to time. More information about CSX Corporation and its subsidiaries is available at www.csx.com.

Non-GAAP Disclosure
CSX reports its financial results in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). CSX also uses certain non-GAAP measures that fall within the meaning of Securities and Exchange Commission Regulation G and Regulation S-K Item 10(e), which may provide users of the financial information with additional meaningful comparison to prior reported results. Non-GAAP measures do not have standardized definitions and are not defined by U.S. GAAP. Therefore, CSX’s non-GAAP measures are unlikely to be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures should not be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

Forward-looking Statements
This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others: (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.

CSX Corporation

CONSOLIDATED INCOME STATEMENTS (Unaudited)
(Dollars in Millions, Except Per Share Amounts)

	Quarters Ended				Six Months Ended
	Jun. 30, 2024	Jun. 30, 2023 (a)	$ Change	% Change	Jun. 30, 2024 (a)	Jun. 30, 2023 (a)	$ Change	% Change

Revenue	$3,701	$3,699	$2	—%	$7,382	$7,405	$(23)	—%
Expense
Labor and Fringe	766	748	(18)	(2)	1,571	1,477	(94)	(6)
Purchased Services and Other	699	691	(8)	(1)	1,420	1,388	(32)	(2)
Depreciation and Amortization	410	404	(6)	(1)	820	799	(21)	(3)
Fuel	301	312	11	4	626	676	50	7
Equipment and Other Rents	85	90	5	6	169	172	3	2
Gains on Property Dispositions	(8)	(12)	(4)	(33)	(9)	(20)	(11)	(55)
Total Expense	2,253	2,233	(20)	(1)	4,597	4,492	(105)	(2)

Operating Income	1,448	1,466	(18)	(1)	2,785	2,913	(128)	(4)

Interest Expense	(209)	(201)	(8)	(4)	(419)	(402)	(17)	(4)
Other Income - Net	28	31	(3)	(10)	69	72	(3)	(4)
Earnings Before Income Taxes	1,267	1,296	(29)	(2)	2,435	2,583	(148)	(6)

Income Tax Expense	(304)	(312)	8	3	(592)	(625)	33	5
Net Earnings	$963	$984	$(21)	(2)%	$1,843	$1,958	$(115)	(6)%

Operating Margin	39.1%	39.6%			37.7%	39.3%

Per Common Share
Net Earnings Per Share, Assuming Dilution	$0.49	$0.49	$—	—%	$0.94	$0.96	$(0.02)	(2)%

Average Shares Outstanding, Assuming Dilution (Millions)	1,948	2,025			1,955	2,042

CSX Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in Millions)

	Jun. 30, 2024	Dec. 31, 2023 (a)
ASSETS

Cash and Cash Equivalents	$1,238	$1,353
Short-Term Investments	4	83
Other Current Assets	1,938	1,923
Properties - Net	34,949	34,721
Investment in Affiliates and Other Companies	2,455	2,397
Other Long-Term Assets	1,778	1,735
Total Assets	$42,362	$42,212

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Maturities of Long-Term Debt	$557	$558
Other Current Liabilities	2,182	2,665
Long-Term Debt	17,951	17,975
Deferred Income Taxes - Net	7,716	7,699
Other Long-Term Liabilities	1,336	1,330
Total Liabilities	29,742	30,227

Total Shareholders' Equity	12,620	11,985
Total Liabilities and Shareholders' Equity	$42,362	$42,212

CSX Corporation
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (Unaudited)
(Dollars in Millions)

	Six Months Ended
	Jun. 30, 2024 (a)	Jun. 30, 2023 (a)
OPERATING ACTIVITIES
Net Earnings	$1,843	$1,958
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	820	799
Deferred Income Tax Expense	14	70
Gains on Property Dispositions	(9)	(20)
Other Operating Activities - Net (b)	(495)	(334)
Net Cash Provided by Operating Activities	2,173	2,473

INVESTING ACTIVITIES
Property Additions	(1,066)	(997)
Purchases of Short-Term Investments	—	(102)
Proceeds from Sales of Short-Term Investments	81	153
Proceeds and Advances from Property Dispositions	43	52
Business Acquisitions, Net of Cash Acquired	(50)	(31)
Other Investing Activities	(56)	(20)
Net Cash Used in Investing Activities	(1,048)	(945)

FINANCING ACTIVITIES
Shares Repurchased (c)	(810)	(1,930)
Dividends Paid	(468)	(448)
Long-term Debt Repaid	(4)	(146)
Other Financing Activities	42	19
Net Cash Used in Financing Activities	(1,240)	(2,505)

Net Increase (Decrease) in Cash and Cash Equivalents	(115)	(977)

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	1,353	1,933
Cash and Cash Equivalents at End of Period	$1,238	$956

CSX Corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

a)Revision of Prior Period Financial Statements: During second quarter 2024, CSX completed a review of the accounting treatment for engineering scrap and certain engineering support labor and identified misstatements between the balance sheet and operating expense that were determined to be immaterial to previously issued financial statements. However, the Company determined that the effect of recording all corrections during the second quarter of 2024 would be material to the annual 2024 consolidated financial statements. As a result, 2024 and 2023 previously reported quarters reported herein have been revised to correct these and other previously identified immaterial errors as shown in the tables below.

2024 and 2023 Impact of Adjustments
(Dollars in Millions, Except Per Share Amounts)

	Quarter Ended	Quarters Ended				Year Ended
	Mar. 31, 2024	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023	Dec. 31, 2023	Dec. 31, 2023
Quarterly and Annual Impact
Operating Income	$(17)	$(17)	$(16)	$(24)	$(5)	$(62)
Net Earnings Per Share, Assuming Dilution	$(0.01)	$(0.01)	$—	$(0.01)	$—	$(0.03)

	Quarter Ended March 31, 2024
	As Previously Reported	Adjustment		As Revised
Consolidated Income Statement
Labor and Fringe	$798	$7		$805
Purchased Services and Other	711	10		721
Total Expense	2,327	17		2,344

Operating Income	1,354	(17)		1,337

Earnings Before Income Taxes	1,185	(17)		1,168
Income Tax Expense	(292)	4		(288)
Net Earnings	$893	$(13)		$880

Operating Margin	36.8%	(50)	bps	36.3%
Net Earnings Per Share, Assuming Dilution	$0.46	(0.01)		$0.45

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited), continued

	Quarter Ended June 30, 2023				Six Months Ended June 30, 2023
	As Previously Reported	Adjustment		As Revised	As Previously Reported	Adjustment		As Revised
Consolidated Income Statement
Labor and Fringe	$741	$7		$748	$1,464	$13		$1,477
Purchased Services and Other	684	7		691	1,372	16		1,388
Depreciation and Amortization	402	2		404	795	4		799
Total Expense	2,217	16		2,233	4,459	33		4,492

Operating Income	1,482	(16)		1,466	2,946	(33)		2,913

Earnings Before Income Taxes	1,312	(16)		1,296	2,616	(33)		2,583
Income Tax Expense	(316)	4		(312)	(633)	8		(625)
Net Earnings	$996	$(12)		$984	$1,983	$(25)		$1,958

Operating Margin	40.1%	(50)	bps	39.6%	39.8%	(50)	bps	39.3%
Net Earnings Per Share, Assuming Dilution	$0.49	$—		$0.49	$0.97	$(0.01)		$0.96

	December 31, 2023
Condensed Consolidated Balance Sheet	As Previously Reported	Adjustment	As Revised
Assets
Other Current Assets	$1,948	$(25)	$1,923
Properties - Net	34,935	(214)	34,721
Other Long-Term Assets	1,692	43	1,735
Total Assets	$42,408	$(196)	$42,212

Liabilities and Shareholders' Equity
Other Current Liabilities	$2,666	$(1)	$2,665
Deferred Income Taxes - Net	7,746	(47)	7,699
Total Liabilities	30,275	(48)	30,227

Total Shareholders' Equity	12,133	(148)	11,985
Total Liabilities and Shareholders' Equity	$42,408	$(196)	$42,212

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited), continued

	Six Months Ended June 30, 2023
Consolidated Cash Flow Statements	As Previously Reported	Adjustment	As Revised
Operating Activities
Net Earnings	$1,983	$(25)	$1,958
Depreciation and Amortization	795	4	799
Deferred Income Taxes	78	(8)	70
Other Operating Activities	(353)	19	(334)
Net Cash Provided by Operating Activities	2,483	(10)	2,473
Investing Activities
Property Additions	(1,015)	18	(997)
Proceeds and Advances from Property Dispositions	35	17	52
Net Cash Used in Investing Activities	(980)	35	(945)

Net Decrease in Cash and Cash Equivalents	(1,002)	25	(977)

Cash and Cash Equivalents
Cash and Cash Equivalents at Beginning of Period (a)	$1,958	$(25)	$1,933
(a) Cash and cash equivalents balance at the beginning of 2023 was revised to reflect a $25 million payment that occurred in December 2022.

b)Other Operating Activities - Net: During the six months ended June 30, 2024, the Company made $387 million of federal tax payments related to the 2023 tax year, which were previously postponed under an Internal Revenue Service tax relief announcement for those impacted by Hurricane Idalia. During the six months ended June 30, 2023, the Company paid $238 million of retroactive wages and bonuses, and associated taxes, related to finalized labor agreements.
c)Shares Repurchased: During second quarters and six months ended 2024 and 2023, the Company engaged in the following repurchase activities:

	Quarters Ended		Six Months Ended
	Jun. 30, 2024	Jun. 30, 2023	Jun. 30, 2024	Jun. 30, 2023
Shares Repurchased (Millions)	16	28	23	63
Cost of Shares (Dollars in Millions)	$563	$863	$810	$1,930
Average Cost per Share Repurchased	$34.51	$31.46	$35.08	$30.84

CSX Corporation

VOLUME AND REVENUE (Unaudited)
Volume (Thousands of Units); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended June 30, 2024 and June 30, 2023

	Volume			Revenue			Revenue Per Unit
	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Chemicals	174	160	9%	$722	$642	12%	$4,149	$4,013	3%
Agricultural and Food Products	115	118	(3)	406	415	(2)	3,530	3,517	—
Automotive	105	103	2	336	323	4	3,200	3,136	2
Minerals	97	95	2	207	191	8	2,134	2,011	6
Forest Products	74	72	3	269	257	5	3,635	3,569	2
Metals and Equipment	68	74	(8)	230	240	(4)	3,382	3,243	4
Fertilizers	50	55	(9)	126	128	(2)	2,520	2,327	8
Total Merchandise	683	677	1	2,296	2,196	5	3,362	3,244	4
Intermodal	716	684	5	506	492	3	707	719	(2)
Coal	179	185	(3)	563	637	(12)	3,145	3,443	(9)
Trucking	—	—	—	221	227	(3)	—	—	—
Other	—	—	—	115	147	(22)	—	—	—
Total	1,578	1,546	2%	$3,701	$3,699	—%	$2,345	$2,393	(2)%

Six Months Ended June 30, 2024 and June 30, 2023

	Volume			Revenue			Revenue Per Unit
	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Chemicals	341	320	7%	$1,415	$1,292	10%	$4,150	$4,038	3%
Agricultural and Food Products	229	240	(5)	813	852	(5)	3,550	3,550	—
Automotive	199	189	5	629	597	5	3,161	3,159	—
Minerals	177	178	(1)	381	364	5	2,153	2,045	5
Forest Products	147	145	1	531	518	3	3,612	3,572	1
Metals and Equipment	138	147	(6)	450	479	(6)	3,261	3,259	—
Fertilizers	97	105	(8)	262	257	2	2,701	2,448	10
Total Merchandise	1,328	1,324	—	4,481	4,359	3	3,374	3,292	2
Intermodal	1,417	1,338	6	1,012	991	2	714	741	(4)
Coal	367	370	(1)	1,195	1,270	(6)	3,256	3,432	(5)
Trucking	—	—	—	436	460	(5)	—	—	—
Other	—	—	—	258	325	(21)	—	—	—
Total	3,112	3,032	3%	$7,382	$7,405	—%	$2,372	$2,442	(3)%

CSX Corporation
VOLUME AND REVENUE
Total revenue was flat for second quarter 2024 when compared to second quarter 2023, as pricing gains in merchandise, as well as higher intermodal and merchandise volumes, were offset by pricing declines in export coal due to the impact of lower benchmark rates, decreases in other revenue, and lower fuel recovery.

Fuel Surcharge
Fuel surcharge revenue is included in the individual markets and does not include amounts for trucking. Fuel lag is the estimated revenue effect resulting from the difference between highway diesel prices in the quarter and the prices used for fuel surcharge, which are on a two-month lag for non-intermodal traffic.

	Quarters Ended		Six Months Ended
(Dollars in Millions)	Jun. 30, 2024	Jun. 30, 2023	Jun. 30, 2024	Jun. 30, 2023
Fuel Surcharge Revenue	$275	$295	$552	$656
Fuel Lag Favorable (Unfavorable)	$17	$28	$23	$69

Merchandise Volume
Chemicals - Increased due to higher shipments of plastics, crude oil, petroleum products and natural gas liquids.

Agricultural and Food Products - Decreased primarily due to lower shipments of domestic grain and ethanol.

Automotive - Increased due to higher North American vehicle production as well as new business wins.

Minerals - Increased due to higher shipments of cement, partially offset by lower shipments of aggregates.

Forest Products - Increased due to higher shipments of pulpboard and building products.

Metals and Equipment - Decreased due to lower steel and scrap shipments, partially offset by increased pipe shipments.

Fertilizers - Decreased due to declines in short-haul phosphates and lower potash shipments.
Intermodal Volume
Intermodal volume increased due to international shipments driven by higher imports through east coast ports and inventory replenishments. Domestic shipments decreased due to the impacts of a soft trucking environment.
Coal Volume
Export coal shipments increased despite the impacts associated with the Francis Scott Key Bridge collapse in Baltimore as CSX shipped more metallurgical coal through other locations. Domestic coal decreased primarily due to lower shipments of coal to utility plants, as well as lower shipments to river and lake terminals.

	Quarters Ended			Six Months Ended
(Millions of Tons)	Jun. 30, 2024	Jun. 30, 2023	Change	Jun. 30, 2024	Jun. 30, 2023	Change
Coal Tonnage
Domestic	9.5	11.0	(14)%	19.1	22.5	(15)%
Export	10.6	9.8	8	22.2	19.1	16
Total Coal	20.1	20.8	(3)%	41.3	41.6	(1)%
Trucking Revenue
Trucking revenue decreased $6 million versus the prior year due to lower fuel and capacity surcharges.
Other Revenue
Other revenue was $32 million lower, resulting from lower carload demurrage, as well as reduced intermodal storage and equipment usage, and other items.

CSX Corporation
EXPENSE
Expenses of $2.3 billion increased $20 million, or 1%, in second quarter 2024 when compared to second quarter 2023.
Labor and Fringe expense increased $18 million due to the following:
•An increase of $23 million was due to higher headcount.
•An increase of $18 million was driven by inflation.
•Incentive compensation and other items decreased $23 million.
Purchased Services and Other expense increased $8 million due to the following:
•An increase of $13 million was due to inflation.
•All other net costs decreased $5 million.
Depreciation and Amortization expense increased $6 million as a result of a larger asset base.
Fuel costs decreased $11 million primarily resulting from a 4% decrease in locomotive fuel prices, as efficiency gains were largely offset by the impact of higher volume.
Equipment and Other Rents expense decreased $5 million due to several non-significant items.
Gains on Property Dispositions decreased to $8 million from $12 million in the prior year.

Employee Counts (Estimated)

	Quarters Ended			Six Months Ended
	Jun. 30, 2024	Jun. 30, 2023	Change	Jun. 30, 2024	Jun. 30, 2023	Change
Average	23,312	22,700	612	23,347	22,656	691
Ending	23,275	22,743	532	23,275	22,743	532

Fuel Expense

	Quarters Ended		Six Months Ended
(Dollars and Gallons in Millions, Except Price Per Gallon)	Jun. 30, 2024	Jun. 30, 2023	Jun. 30, 2024	Jun. 30, 2023
Estimated Locomotive Fuel Consumption (Gallons)	93.6	95.8	190.4	192.4
Price per Gallon (Dollars)	$2.66	$2.76	$2.76	$2.96
Total Locomotive Fuel Expense	$249	$264	$525	$570
Non-Locomotive Fuel Expense	52	48	101	106
Total Fuel Expense	$301	$312	$626	$676

CSX Corporation
OPERATING STATISTICS (Estimated)
In the second quarter of 2024, velocity increased by 3% while dwell increased by 10% versus prior year. Carload trip plan performance was 80% compared to 84% in the prior year while intermodal trip plan performance was 94% compared to 96% in the prior year. The Company continues to focus on operational improvements and executing the operating plan to deliver safe, reliable and efficient service to customers.

While the personal injury frequency increased in second quarter 2024 compared to the prior year, the FRA train accident rate decreased. Safety is a top priority at CSX, and the Company is committed to reducing risk and enhancing the overall safety of its employees, customers, and communities in which the Company operates.

	Quarters Ended			Six Months Ended
	Jun. 30, 2024	Jun. 30, 2023	Improvement / (Deterioration)	Jun. 30, 2024	Jun. 30, 2023	Improvement / (Deterioration)
Operations Performance (a)

Train Velocity (Miles Per Hour)	18.2	17.7	3%	18.2	18.1	1%
Dwell (Hours)	10.2	9.3	(10)%	9.9	9.2	(8)%
Cars Online	126,164	126,984	1%	125,442	126,640	1%
On-Time Originations	74%	78%	(5)%	75%	81%	(7)%
On-Time Arrivals	64%	71%	(10)%	67%	74%	(9)%
Carload Trip Plan Performance	80%	84%	(5)%	81%	85%	(5)%
Intermodal Trip Plan Performance	94%	96%	(2)%	94%	96%	(2)%
Fuel Efficiency	0.97	1.00	3%	0.99	1.01	2%

Revenue Ton-Miles (Billions)
Merchandise	32.7	32.3	1%	64.7	64.6	—%
Coal	8.8	9.2	(4)%	18.2	18.4	(1)%
Intermodal	7.2	7.0	3%	14.3	13.9	3%
Total Revenue Ton-Miles	48.7	48.5	—%	97.2	96.9	—%

Total Gross Ton-Miles (Billions)	96.8	95.7	1%	192.6	190.1	1%

Safety (b)
FRA Personal Injury Frequency Index	1.25	0.91	(37)%	1.22	1.00	(22)%
FRA Train Accident Rate	2.62	3.41	23%	3.35	3.71	10%
(a) Beginning second quarter 2023, all operations performance metrics include results from the network acquired from Pan Am. The impact of including Pan Am data was insignificant.
(b) Effective January 1, 2024, safety metrics include results from the Pan Am network. The impact was insignificant.

Certain operating statistics are estimated and can continue to be updated as actuals settle. The methodology for calculating train velocity, dwell, cars online and trip plan performance differs from that used by the Surface Transportation Board. The Company will continue to report these metrics to the Surface Transportation Board using the prescribed methodology.

CSX Corporation
OPERATING STATISTICS (Estimated), continued

Key Performance Measures Definitions
Train Velocity - Average train speed between origin and destination in miles per hour (does not include locals, yard jobs, work trains or passenger trains). Train velocity measures actual train miles and times of a train movement on CSX's network.
Dwell - Average amount of time in hours between car arrival to and departure from the yard.
Cars Online - Average number of active freight rail cars on lines operated by CSX, excluding rail cars that are being repaired, in storage, those that have been sold, or private cars dwelling at a customer location more than one day.
On-Time Originations - Percent of scheduled road trains that depart the origin yard on-time or ahead of schedule.
On-Time Arrivals - Percent of scheduled road trains that arrive at the destination yard on-time to within two hours of scheduled arrival.
Carload Trip Plan Performance - Percent of measured cars (excludes unit trains and other non-scheduled service as well as empty automotive shipments) destined for a customer that complete their scheduled plan at or ahead of the original estimated time of arrival or interchange (as applicable).
Intermodal Trip Plan Performance - Percent of measured containers (excludes port shipments along with empty containers and other non-scheduled service) destined for a customer that complete their scheduled plan at or ahead of the original estimated time of arrival, notification or interchange (as applicable).
Fuel Efficiency - Gallons of locomotive fuel per 1,000 gross ton-miles.
Revenue Ton-Miles (RTM's) - The movement of one revenue-producing ton of freight over a distance of one mile.
Gross Ton-Miles (GTM's) - The movement of one ton of train weight over one mile. GTM's are calculated by multiplying total train weight by distance the train moved. Total train weight is comprised of the weight of the freight cars and their contents.
FRA Personal Injury Frequency Index - Number of FRA-reportable injuries per 200,000 man-hours.
FRA Train Accident Rate - Number of FRA-reportable train accidents per million train-miles.

CSX Corporation
NON-GAAP MEASURES (Unaudited)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company also uses certain non-GAAP measures that fall within the meaning of Securities and Exchange Commission Regulation G and Regulation S-K Item 10(e), which may provide users of the financial information with additional meaningful comparison to prior reported results. Non-GAAP measures do not have standardized definitions and are not defined by GAAP. Therefore, the Company’s non-GAAP measures are unlikely to be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures should not be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP. Reconciliations of non-GAAP measures to corresponding GAAP measures are below.

Economic Profit
Management believes Economic Profit (also referred to as CSX Cash Earnings or CCE) provides an additional perspective to investors about financial returns generated by the business by representing a measure showing profit generated over and above the cost of capital used by the business to generate that profit. Economic Profit is designed to incentivize strategic investments that earn more than management’s desired minimum required return and is broadly utilized by management to make investment decisions. Therefore, disclosing Economic Profit on how management performs in this regard provides additional useful information to investors regarding the Company’s performance compared to its goals.
Economic Profit should be considered in addition to, rather than a substitute for, operating income, which is the most directly comparable GAAP measure. Economic Profit is defined by the Company as Gross Cash Earnings (“GCE”) minus the Capital Charge on Gross Operating Assets (“GOA”). Increases in Economic Profit indicate that the Company is effectively allocating capital and rewarding shareholders by generating returns in excess of the incremental cost of capital associated with reinvestment in the business.
GCE is calculated as operating income plus depreciation, amortization and operating lease expense, less unusual items and taxes. The Capital Charge uses a minimum required return multiplied by the GOA. CSX's GOAs include gross properties and other non-cash assets, net of non-interest bearing liabilities. The Company used a 15% tax rate and an 8% required return, for both periods presented, which is consistent with rates used for investment decisions and performance evaluation within those same periods. The tax rate is the approximate equivalent of the Company’s actual income tax expense as a percentage of pre-tax GCE. The required return rate represents management’s desired minimum return on any investment. CSX annually re-evaluates these rates to ensure they accurately represent taxes and a required return in light of internal and external factors and would adjust the rate if the annual review resulted in a preset deviation from the current rates. This focuses the Economic Profit measure on value generated by management instead of external factors, such as legislative tax policy or interest rate volatility.

CSX Corporation
NON-GAAP MEASURES (Unaudited), continued
The following table reconciles operating income (the most directly comparable GAAP measure) to Economic Profit (non-GAAP measure).

	Six Months Ended
(Dollars in Millions)	Jun. 30, 2024 (a)	Jun. 30, 2023 (a)
Operating Income	$2,785	$2,913
Add: Depreciation, Amortization, and Operating Lease Expense	877	851
Remove: Unusual Items (b)	—	—
Taxes (c)	(549)	(565)
Gross Cash Earnings or "GCE"	3,113	3,199

Operating Assets
Current Assets (Less Cash and Short-term Investments)	(1,950)	(1,866)
Gross Properties	(50,841)	(49,011)
Other Assets	(4,222)	(3,818)
Operating Liabilities
Non-Interest Bearing Liabilities	10,887	10,607
Gross Operating Assets or "GOA" (d)	(46,126)	(44,088)
Capital Charge (e)	(1,845)	(1,764)
Economic Profit (Non-GAAP) calculated as GCE less Capital Charge	$1,268	$1,435
(a) Reflects adjustment of prior period financial statements as discussed in the notes to the consolidated financial statements on page 6.
(b) Unusual items are defined by management as unique events with greater than $100 million full year operating income impact, consistent with the terms of the Company's long-term incentive plan agreements. There were no unusual items for either period presented.
(c) The tax percentage rate was 15% for both periods presented. This rate is applied to the sum of operating income, depreciation, amortization and operating lease expense, and unusual items.

(d) Gross operating assets reflects an average of the year-to-date quarters reported for each year presented.
(e) The capital charge of 8% for both years is calculated as the minimum return multiplied by gross operating assets. This is an annualized rate equivalent to 2% per quarter.
Free Cash Flow
Management believes that Free Cash Flow ("FCF") is supplemental information useful to investors as it is important in evaluating the Company’s financial performance. More specifically, FCF measures cash generated by the business after reinvestment. This measure represents cash available for both equity and bond investors to be used for dividends, share repurchases or principal reduction on outstanding debt. FCF is calculated by using net cash from operations and adjusting for property additions and proceeds and advances from property dispositions. FCF should be considered in addition to, rather than a substitute for, cash provided by operating activities. The decrease in FCF before dividends from the prior year of $378 million is primarily due to less cash from operating activities and higher property additions. Cash from operating activities in the six months ended June 30, 2024 includes the impact of $387 million of federal tax payments related to the 2023 tax year that were previously postponed under an Internal Revenue Service tax relief announcement for those impacted by Hurricane Idalia. Cash from operating activities in the prior year period includes the payment of $238 million for retroactive wages and bonuses with associated taxes related to finalized labor agreements.
The following table reconciles cash provided by operating activities (GAAP measure) to FCF before dividends (non-GAAP measure).

	Six Months Ended
(Dollars in Millions)	Jun. 30, 2024 (a)	Jun. 30, 2023 (a)
Net Cash Provided by Operating Activities	$2,173	$2,473
Property Additions	(1,066)	(997)
Proceeds and Advances from Property Dispositions	43	52
Free Cash Flow or "FCF" (before payment of dividends)	$1,150	$1,528
(a) Reflects adjustment of prior period financial statements as discussed in the notes to the consolidated financial statements on page 6.